SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                 -----------------------------------------------

                                 Date of Report
                        (Date of earliest event reported)

                                December 18, 2000

                              INSILICON CORPORATION
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             (Exact name of registrant as specified in its charter)

        Delaware                     000-29513                   77-0526155
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(State of incorporation)      (Commission File Number)        (IRS Employer
                                                            Identification No.)

              411 East Plumeria Drive
               San Jose, California                              95134
      ----------------------------------------          ------------------------
      (Address of principal executive offices)                (Zip Code)

                                 (408) 894-1900
                         -------------------------------
                         (Registrant's telephone number,
                              including area code)

                                       N/A
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          (Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets.

            On December 18, 2000, inSilicon Corporation (the "Company") completed its acquisition (the "Acquisition") of all of the outstanding securities of Xentec Inc., a corporation governed by the laws of Canada (the "Target"), which develops analog and mixed-signal intellectual property. The Acquisition was made pursuant to a share purchase agreement with each of the shareholders and optionholders of the Target (the "Acquisition Agreement"), a copy of which is attached hereto as Exhibit 2.1. In connection with the Acquisition, inSilicon Corporation will issue an aggregate of up to 1,049,056 shares of the Company's common stock (the "Company Shares") to shareholders of Target in exchange for such shareholders' shares of capital stock of Target (the "Target Shares"). At the closing, the Company issued an aggregate of 15,678 Company Shares to Target shareholders who are not Canadian residents, and inSilcon Canada Ltd., a corporation governed by the laws of Canada and indirect, wholly-owned subsidiary of the Company ("Exchangeco"), issued an aggregate of 618,378 shares of exchangeable preferred shares (the "Exchangeable Shares") to the Target's Canadian shareholders. The Exchangeable Shares are convertible on a one-for-one basis into Company Shares. An aggregate of 149,550 Exchangeable Shares have been placed in escrow for the purpose of enforcing certain Target shareholders' indemnification obligations under the Acquisition Agreement. Each holder of an option to acquire Target Shares agreed to exchange such option for an option issued by the Company (a "Replacement Option") with substantially equivalent terms. At the closing, the Company made cash payments in the aggregate amount of $2,933,000 to certain Target shareholders. The source of the cash payment was from the Company's existing working capital. After the closing, Exchangeco will issue up to an aggregate of 415,000 additional Exchangeable Shares (the "Earnout Shares") pursuant to an earnout provision in the Acquisition Agreement. The total securities and cash consideration in the Acquisition was arrived at through arms' length negotiations and took account of several factors concerning the relative valuations of the Company and the Target.

            After giving effect to the Acquisition, the aggregate number of shares of Common Stock outstanding on December 19, 2000, assuming the conversion of the outstanding Exchangeable Shares, was 14,841,749, excluding the Earnout Shares.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

            (a) Financial Statements of Businesses Acquired.

            Not filed herewith. Pursuant to Item 7(a)(4) of Form 8-K, inSilicon hereby undertakes to file such information by amendment to this report as soon as it is available and in any event no later than 60 days after the date of the filing of this report.

            (b) Pro Forma Financial Information.

            Not filed herewith. Pursuant to Item 7(a)(4) of Form 8-K, inSilicon hereby undertakes to file such information by amendment to this report as soon as it is available and in any event no later than 60 days after the date of the filing of this report.

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            (b) Exhibits.

Exhibit No.    Description
-----------    -----------

2.1            Share Purchase Agreement dated November 15, 2000.*

4.1            Registration Rights Agreement dated December 18, 2000.

99.1           Press Release of inSilicon, dated December 19, 2000.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents, have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.

SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            INSILICON CORPORATION
                                                 (Registrant)


Date: December 29, 2000                     By:     /s/ William Meyer
                                                ---------------------------
                                                        William Meyer
                                                 Executive Vice President
                                                and Chief Financial Officer

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                                  EXHIBIT INDEX

Exhibit No.                                Description
-----------                                -----------

2.1                   Share Purchase Agreement dated November 15, 2000.*

4.1                   Registration Rights Agreement dated December 18, 2000.

99.1                  Press Release of inSilicon, dated December 19, 2000.

* The schedules and exhibits to this agreement, as set forth in the Table of Contents, have not been filed herewith, pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.